Exhibit 10.3

Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) the type that the registrant treats as private or confidential. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[****]”

Agreement

Execution Version

Subscription Agreement

Sayona Mining Limited

Resource Capital Fund VIII L.P.

ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia	T +61 2 9225 5000 F +61 2 9322 4000
GPO Box 4227 Sydney NSW 2001 Australia	herbertsmithfreehills.com

Contents
Table of contents

1	Definitions and interpretation		2

	1.1	Agreement components	2
	1.2	Definitions	2
	1.3	Interpretation	7

2	Conditions precedent to Tranche Completion		9

	2.1	Conditions precedent	9
	2.2	Reasonable endeavours to satisfy conditions precedent	9
	2.3	Benefit of conditions precedent	11
	2.4	Prohibition on withholding consent	11
	2.5	Notice and consultation prior to waiver of Relevant Merger Conditions Precedent or amendment to Merger Agreement	11
	2.6	Notice	11
	2.7	End Date	12
	2.8	No binding agreement for issue	12

3	Tranche subscription and issue		12

	3.1	Tranche Subscription Shares	12
	3.2	Rights and ranking	12

4	Tranche Completion		12

	4.1	Time and place for Tranche Completion	12
	4.2	Subscription at Tranche Completion	13
	4.3	Issue at Tranche Completion	13
	4.4	Documents to be delivered by the Company at or after Tranche Completion	14
	4.5	Custodian	14

5	Payment		15

	5.1	Payment	15
	5.2	Bank Address: Capital Office, Shop G1 90-112 Queen Street Mall, Brisbane, QLD, 4001Verification	15

6	Undertakings		16

	6.1	Conduct of business	16
	6.2	Equity securities	16
	6.3	Environmental governance reporting	16

Subscription Agreement	Contents 1

Contents
7	Warranties		17

	7.1	Company Warranties	17
	7.2	Subscriber Warranties	17
	7.3	Repetition of warranties	17
	7.4	Survival	17
	7.5	Reliance	17
	7.6	Independent Warranties	17
	7.7	Notification	17
	7.8	Indemnity	18
	7.9	No extinguishment	18
	7.10	Exclusion of consequential liability	18
	7.11	Waiver of claims	19

8	Termination		19

	8.1	Termination by the Subscriber	19
	8.2	Termination by the Company	20
	8.3	Effect of Termination	20
	8.4	No other right to terminate or rescind	21

9	Confidentiality and announcements		21

	9.1	Amendment to Confidentiality Agreement	21
	9.2	Confidentiality	21
	9.3	Extent of obligation	22
	9.4	Announcements	22

10	Duty		23

	10.1	Duties	23
	10.2	Costs and expenses	23

11	GST		23

	11.1	Definitions	23
	11.2	GST	24
	11.3	Tax invoices	24
	11.4	Reimbursements	24

Subscription Agreement	Contents 2

Contents
12	Notices		25

	12.1	How and where Notices may be sent	25
	12.2	When Notices are taken to have been given and received	25

13	General		26

	13.1	Governing law and jurisdiction	26
	13.2	Invalidity and enforceability	26
	13.3	Waiver	26
	13.4	Variation	27
	13.5	Assignment of rights	27
	13.6	Further action to be taken at each party’s own expense	27
	13.7	Entire agreement	27
	13.8	No merger	27
	13.9	No reliance	28
	13.10	Counterparts	28
	13.11	Relationship of the parties	28
	13.12	Exercise of discretions	28

	Schedules		29

	Schedule 1		30

	Company Warranties		30

	Schedule 2		34

	Subscriber Warranties		34

	Signing page		36

	Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited.

Subscription Agreement	Contents 3

Subscription agreement

Date ► 19 November 2024

Between the parties

Company	Sayona Mining Limited ACN 091 951 978 of Level 28, 10 Eagle Street, Brisbane QLD 4000

Subscriber	Resource Capital Fund VIII L.P. A Cayman Islands Exempted Limited Partnership whose principal office is at 1400 Wewatta Street, Suite 850, Denver, Colorado, 80202, USA.

Recitals	The Company has agreed to issue the Tranche Subscription Shares in the capital of the Company to the Subscriber on the terms of this agreement.

The parties agree as follows:

Subscription Agreement	page 1

1	Definitions and interpretation

1.1	Agreement components

This agreement includes any schedule.

1.2	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning

ASX	ASX Limited (ACN 008 624 691).

ASX Listing Rules	the official listing rules of the ASX as amended from time to time.

Authorisation
includes:

1     any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Government Agency; and

2     in relation to anything that a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Business Day	a day on which banks are open for business in Brisbane, Queensland and Denver, United States of America, excluding a Saturday, Sunday or public holiday in those places.

Closing	has the meaning given to that term in the Merger Agreement.

Subscription Agreement	page 2

Term	Meaning

Company Warranties	the representations and warranties set out in Schedule 1.

Confidentiality Agreement	the confidentiality deed between the Company, Piedmont and Resource Capital Funds Management Pty Ltd dated on or around 29 October 2024.

Constitution	the constitution of the Company as amended or varied from time to time.

Corporations Act	the Corporations Act 2001 (Cth).

Duty
any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

End Date	the date the Merger Agreement is terminated, provided Closing has not occurred at that date, or the date that is 9 months after the date of this agreement, whichever is earlier.

Encumbrance
any interest or power:

1     reserved in or over any interest in any asset including, but not limited to, any retention of title; or

2     created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for payment of a debt, any other monetary obligation or the performance of any other obligation, or any trust or any retention of title and includes, but is not limited to, any agreement to grant or create any of the above.

Subscription Agreement	page 3

Term	Meaning

Government Agency	any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

Group	means the Company and its Subsidiaries and Group Company means any one of them.

GST	goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

GST Act	the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Law	has the same meaning as in the GST Act.

Immediately Available Funds	payment by electronic funds transfer into the account details provided by the Company as set out in clause 5.

Material Adverse Effect
material adverse effect on:

1     the assets or liabilities, financial position or performance, profits and losses, prospects, or reputation of the Company on a post-Merger basis; or

2      the reputation of the Subscriber.

Meeting Materials	a notice of meeting and explanatory statement for the purposes of procuring the satisfaction of the condition precedent set out in clause 2.1(a).

Subscription Agreement	page 4

Term	Meaning

Merger	has the meaning given to that term in the Merger Agreement.

Merger Agreement	the agreement and plan of merger between the Company, Shock MergeCo Inc. (registered in Delaware with file no. 7695320) and Piedmont dated on or about the date of this agreement.

Official List	the official list of the ASX as defined in the ASX Listing Rules as amended from time to time.

Piedmont	Piedmont Lithium Inc.

Relationship Agreement	the agreement entered into between the parties on or around the date of this agreement in respect of information access and board observer rights for the Subscriber.

Relevant Matter
1
in the case of a requested waiver of the condition precedent in clause 2.1(c) – the amendment, modification or variation of the Merger Agreement; and

2
in the case of a requested waiver of the condition precedent in clause 2.1(d) – the waiver of the applicable Relevant Merger Condition Precedent.

Relevant Merger Conditions Precedent	the conditions precedent in clauses 7.1(c), 7.1(d). 7.1(e) and 7.1(f), 7.2 and 7.3 of the Merger Agreement.

Shares	fully paid ordinary shares in the Company.

Subscriber Entities	means each of the Subscriber, RCF Management L.L.C. and Resource Capital Funds Management Pty Ltd.

Subscription Agreement	page 5

Term	Meaning

Subscriber Warranties	the representations and warranties set out in Schedule 2.

Subsidiary	has the meaning given in the Corporations Act.

Tax
any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, that is assessed, levied, imposed or collected by any Government Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above.

Tranche Completion	the completion of the subscription and issue of the Tranche Subscription Shares under this agreement.

Tranche Subscription Amount	has the meaning given in clause 4.2(a)(2).

Tranche Subscription Price	the amount of A$0.032 per Tranche Subscription Share.

Tranche Subscription Shares
2,156,250,000 Shares, provided that the total number of Shares may be reduced by the Subscriber if, and only if, required to ensure that the Tranche Subscription Amount does not exceed US$50 million (based on the foreign exchange rate prevailing at the time of payment of the Tranche Subscription Amount by the Subscriber).

Underwriting Agreement	the underwriting agreement between the Company and Canaccord Genuity (Australia) Limited (ABN 19 075 071 466) dated on or about the date of this agreement.

U.S. Securities Act	the United States Securities Act of 1933.

Subscription Agreement	page 6

Term	Meaning

Warranties	the Company Warranties and the Subscriber Warranties.

1.3	Interpretation

In this agreement:

(a)	headings and bold type are for convenience only and do not affect the interpretation of this agreement;

(b)	the singular includes the plural and the plural includes the singular;

(c)	words of any gender include all genders;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e)	an expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual;

(f)
a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement and a reference to this agreement includes any schedule, attachment and exhibit;

(g)	a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to a document includes that party’s successors and permitted assignees;

(j)	a promise on the part of 2 or more persons binds them jointly and severally;

(k)	a reference to an agreement other than this agreement includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing;

Subscription Agreement	page 7

(l)
a reference to liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(m)	no provision of this agreement will be construed adversely to a party because that party was responsible for the preparation of this agreement or that provision;

(n)	a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(1)	that ceases to exist; or

(2)	whose powers or functions are transferred to another body,

is a reference to the body that replaces it or that substantially succeeds to its powers or functions;

(o)
a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.3(o) implies that performance of part of an obligation constitutes performance of the obligation;

(p)	if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(q)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(r)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(s)	a reference to time is a reference to Brisbane, Queensland time;

(t)	where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day; and

(u)	specifying anything in this agreement after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else is included.

Subscription Agreement	page 8

2	Conditions precedent to Tranche Completion

2.1	Conditions precedent

The obligations of the parties under clauses 3 and 4 are conditional on, and do not become binding unless and until:

(a)
the members of the Company in general meeting have approved by the requisite majority the issue of the Tranche Subscription Shares to the Subscriber for all purposes, including (without limitation) for the purposes of Listing Rule 7.1;

(b)	Closing has occurred in accordance with the terms and conditions of the Merger Agreement;

(c)
prior to the satisfaction of the condition precedent in clause 2.1(b), the Merger Agreement not having been amended, modified or varied in a material respect that would, or would be reasonably likely to, have a Material Adverse Effect without the prior written consent of the Subscriber (such consent not to be unreasonably withheld or delayed);

(d)	the satisfaction (without waiver that would, or would be reasonably likely to, have a Material Adverse Effect) of each of the Relevant Merger Conditions Precedent;

(e)
prior to the satisfaction of the condition precedent in clause 2.1(b), the Underwriting Agreement relating to the capital raising that occurs on or around the date of announcement of the Merger, and only to the extent that it relates to that capital raising by the Company, not having:

(1)	been terminated (and no event occurring which entitles a party to terminate the Underwriting Agreement), repudiated or rescinded; or

(2)	been amended, modified or varied in a material respect without the prior written consent of the Subscriber (such consent not to be unreasonably withheld or delayed); and

(f)
at the time of satisfaction of the condition precedent in clause 2.1(b), the ASX not having indicated to the Company that it will refuse to grant quotation of the Tranche Subscription Shares or otherwise make quotation conditional.

2.2	Reasonable endeavours to satisfy conditions precedent

(a)	The Company must use reasonable endeavours to ensure that the applicable conditions precedent are satisfied as expeditiously as possible and in any event on or before the End Date.

Subscription Agreement	page 9

(b)	Each party must provide reasonable assistance to the other as is necessary to satisfy the conditions.

(c)	Each party must provide all information as may be reasonably requested by the other party in connection with any notices or applications for approvals.

(d)	The Company must:

(1)	prepare the Meeting Materials and, as soon as practicable and appropriate in the context of the Merger, finalise and dispatch the Meeting Materials to the Company’s shareholders;

(2)	use its best endeavours to procure that the board of directors of the Company:

(A)
in its public announcements in respect of the subscription the subject of this agreement and in the Meeting Materials, unanimously recommends that the Company’s shareholders vote in favour of the resolution required for the satisfaction of the condition precedent in clause 2.1(a) (Resolution), including that each director states that he or she intends to vote all shares held or controlled by that director in favour of the Resolution; and

(B)	must not change its recommendation or statements in relation to the Resolution,

unless a director has formed the view, with the benefit of appropriate legal and financial advice, that he or she is unable to maintain that director’s recommendation because to do so would, or would be reasonably likely to, breach the director’s duties, in which case the Company must:

(C)	continue to perform its obligations under this clause 2.2(d)(2) in relation to all other directors that have not formed the same view; and

(D)
subject to compliance with law and only to the extent there would be no loss of legal professional privilege, give to the Subscriber a written notice of the reasons for the director forming the view that he or she cannot continue to maintain the recommendation.

Subscription Agreement	page 10

2.3	Benefit of conditions precedent

(a)	The conditions precedent in clauses 2.1(b), 2.1(c), 2.1(d) and 2.1(e) are for the benefit of the Subscriber and the Company and may only be waived by both the Subscriber and the Company.

(b)	The Subscriber agrees that if the Company requests a waiver of:

(1)	the condition precedent in clause 2.1(c) to permit the Merger Agreement to be amended, modified or varied in a material respect; or

(2)	the condition precedent in clause 2.1(d) to permit one of the Relevant Merger Conditions Precedent to be waived,

subject to clause 2.4, the Subscriber will not unreasonably withhold, condition or delay its consent.

2.4	Prohibition on withholding consent

For the purposes of clauses 2.1(c) and 2.1(d), the Subscriber must not withhold its consent unless the Relevant Matter has had, or could reasonably be expected to have, a Material Adverse Effect.

2.5	Notice and consultation prior to waiver of Relevant Merger Conditions Precedent or amendment to Merger Agreement

The Company must:

(a)
give the Subscriber prior written notice of the Company’s intention to waive, or to agree to waive, a Relevant Merger Condition Precedent or to materially amend, modify or vary the Merger Agreement, which notice must include full details of the circumstances surrounding the proposed waiver or amendment, modification or variation (as applicable), including the reasons why the Company proposes to take that course of action; and

(b)
to the extent it is reasonably practicable to do so in the circumstances, consult with the Subscriber in respect of such intention and circumstances, including as to whether the waiver or amendment (as applicable) will have, or could reasonably be expected to have, a Material Adverse Effect.

2.6	Notice

Each party must promptly notify the others in writing if it becomes aware that any condition precedent in clause 2.1 has been satisfied, may not be satisfied or has become incapable of being satisfied.

Subscription Agreement	page 11

2.7	End Date

(a)
A party may, by not less than 2 Business Days’ notice to the other party, terminate this agreement in relation to the subscription and issue of the Tranche Subscription Shares (only) at any time before Tranche Completion if:

(1)	the conditions precedent in clause 2.1 are not satisfied by the End Date; or

(2)	the conditions precedent in clause 2.1 become incapable of satisfaction or the parties agree that any of the conditions in clause 2.1 cannot be satisfied.

2.8	No binding agreement for issue

For the avoidance of doubt, nothing in this agreement will cause a binding agreement for the issue of the Tranche Subscription Shares unless and until the conditions precedent in clause 2.1 have been satisfied and no person will obtain rights in relation to those shares as a result of this agreement unless and until those conditions precedent have been satisfied.

3	Tranche subscription and issue

3.1	Tranche Subscription Shares

On the day for Tranche Completion determined under clause 4, the Company must issue, and the Subscriber must subscribe for, the Tranche Subscription Shares, for the Tranche Subscription Price.

3.2	Rights and ranking

All Tranche Subscription Shares issued to the Subscriber will:

(a)	be issued as fully paid;

(b)	be free of Encumbrances; and

(c)	rank equally in all respects with the other Shares on issue as at the date of Tranche Completion.

4	Tranche Completion

4.1	Time and place for Tranche Completion

Completion of the issue of the Tranche Subscription Shares under this agreement must take place electronically at 10am on the date that is 3 Business Days after the satisfaction of the last of the conditions precedent in clause 2.1 or such other date and time as the parties agree (Proposed Tranche Completion Time).  To avoid doubt, Tranche Completion must occur after the issue of the consideration Shares at Closing under the Merger Agreement.

Subscription Agreement	page 12

4.2	Subscription at Tranche Completion

(a)	At Tranche Completion, the Subscriber must:

(1)	(subscription) subscribe for and accept the issue of the Tranche Subscription Shares; and

(2)
(subscription price) pay to the Company the aggregate amount of the Tranche Subscription Price multiplied by the number of Tranche Subscription Shares (Tranche Subscription Amount) in Immediately Available Funds.

(b)
The Subscriber acknowledges and agrees that execution of this agreement by it constitutes an application by it to subscribe for the Tranche Subscription Shares in accordance with this agreement and it will not be necessary for it to provide a separate application form to the Company for the Tranche Subscription Shares.

(c)
If the Subscriber pays the Tranche Subscription Amount to the Company prior to Tranche Completion, the Company undertakes in favour of the Subscriber to hold the Tranche Subscription Amount on trust pending Tranche Completion occurring.  If Tranche Completion has not occurred by 10am on the date that is 3 Business Days after the Proposed Tranche Completion Time, the Company will immediately, on written request by the Subscriber, refund the Tranche Subscription Amount to or at the direction of the Subscriber in Immediately Available Funds.

4.3	Issue at Tranche Completion

At Tranche Completion, the Company must:

(a)
(Share issue) issue or procure the issue of the Tranche Subscription Shares to the Subscriber (or a nominee of the Subscriber as notified by the Subscriber in writing no less than 2 Business Days prior to Tranche Completion) free from any Encumbrance or other third party rights; and

(b)	(Documentation) provide, or procure the provision of, the documentation required by clause 4.4(c).

Subscription Agreement	page 13

4.4	Documents to be delivered by the Company at or after Tranche Completion

The Company will:

(a)	apply to ASX for official quotation of the Tranche Subscription Shares by lodging an Appendix 2A under the ASX Listing Rules before noon on the day of Tranche Completion;

(b)
give to the ASX a notice under section 708A(6) of the Corporations Act not later than the day following Tranche Completion (or such other disclosure document necessary to ensure that the Tranche Subscription Shares may be on-sold without a disclosure document); and

(c)	procure that the Company’s share registry:

(1)	at Tranche Completion, provides an email to the Subscriber confirming that the Tranche Subscription Shares have been issued; and

(2)
within 5 Business Days of Tranche Completion, despatches, at the election of the Subscriber, a CHESS holding statement or issuer-sponsored holding statement in respect of the Tranche Subscription Shares in accordance with the custodian directions provided by the Subscriber pursuant to clause 4.5.

4.5	Custodian

Unless otherwise directed by the Subscriber no less than 2 Business Days prior to Tranche Completion, the issue of the Tranche Subscription Shares is to be settled electronically with the Subscriber’s custodian, using the details set out below.

Custodian Bank:	[****]
Swift Address:	[****]
Agent BIC:	[****]
Stock A/C No.:	[****]
PID:	[****]
RBC Investor & Treasury Services’ S.W.I.F.T. Address:	[****]
Beneficiary account:	[****]
For:	[****]

Subscription Agreement	page 14

5	Payment

5.1	Payment

(a)	For the purposes of any payments made in Immediately Available Funds by the Subscriber pursuant to clause 4.2(a)(2), the Company’s account details are as follows:

Company Name: [****]
Bank: [****]
BSB: [****]
Account No: [****]
SWIFT: [****]
Currency: [****]
Account Name: [****]
Bank Account Country: [****]

5.2	Bank Address: Capital Office, Shop G1 90-112 Queen Street Mall, Brisbane, QLD, 4001Verification

(a)	The Subscriber may require the Company to verify the account details in clause 5.1 in advance of making any payments under this agreement.

(b)
For the purposes of verification, and unless otherwise notified in writing by a party to the other party no less than 2 Business Days prior to Tranche Completion (as applicable), the parties must use the contact details specified below:

Company
Full name:	[****]
Position:	[****]
Mobile phone number:	[****]
Email address:	[****]
Subscriber
Full name:	[****]
Position:	[****]
Mobile phone number:	[****]
Email address:	[****]

(c)	If required by the Company (to be advised in writing in advance), RCF Finance will send a SWIFT confirmation once payment has been initiated.

(d)	The Company must confirm in writing to the Subscriber upon receipt of payment.

Subscription Agreement	page 15

6	Undertakings

6.1	Conduct of business

Until Tranche Completion, the Company must exercise all rights and powers available to it so as to procure that, to the extent of such rights and powers, Piedmont and each Group Company carries on business in the ordinary course and consistently with the obligations of the parties to the Merger Agreement set out in sections 6.1 and 6.2 of the Merger Agreement.

6.2	Equity securities

Until Closing, the Company must not, without the prior written consent of the Subscriber (which must not be unreasonably withheld, conditioned or delayed), issue or agree to issue any Shares, other equity securities (as defined in the ASX Listing Rules) or debt securities in the Company unless:

(a)
the Company has offered the Subscriber the opportunity to either participate in such issuance, or have the right to a placement post-Tranche Completion, on the same terms in all material respects as other external third party investors invited to such issuance to a level proportionate to its expected shareholding after Tranche Completion at the date of this agreement; or

(b)	that such issue or agreement to issue is expressly permitted under clause 6.2(b)(ii) of the Merger Agreement.

6.3	Environmental governance reporting

(a)
Within 12 months of Closing, the Company must set a target to achieve net zero scope 1 and scope 2 emissions (as described under the national scheme for the reporting and dissemination of information related to greenhouse gas emissions, greenhouse gas projects, energy consumption and energy production pursuant to the National Greenhouse and Energy Reporting Act 2007 (Cth), together with all regulations, measurement determinations and other instruments made under that Act (NGER Scheme)) by 31 December 2040 and in consultation with the Subscriber (acting reasonably) develop a plan to achieve the targeted emissions.

(b)	Within 24 months of Closing, the Company must measure and report material categories of scope 3 baseline emissions (as described under the NGER Scheme).

(c)
The Company must continue its environmental governance reporting in its public disclosure, including in its annual reports, as necessary to comply with any requirements for reporting or submission of information under the NGER Scheme.

(d)	The Company will only undertake and implement emission reduction projects that are economically and commercially viable.

Subscription Agreement	page 16

7	Warranties

7.1	Company Warranties

The Company gives the Company Warranties to and for the benefit of the Subscriber.

7.2	Subscriber Warranties

The Subscriber gives the Subscriber Warranties to and for the benefit of the Company.

7.3	Repetition of warranties

The Warranties given by the Company and the Subscriber are given:

(a)	in respect of each Warranty which is expressed to be given on a particular date, on that date; and

(b)	in respect of each other Warranty, on the date of this agreement, immediately before Tranche Completion.

7.4	Survival

The Warranties survive the execution of this agreement, and Tranche Completion.

7.5	Reliance

(a)	The Company acknowledges that the Subscriber enters into this agreement in reliance on each Company Warranty.

(b)	The Subscriber acknowledges that the Company enters into this agreement in reliance on each Subscriber Warranty.

7.6	Independent Warranties

Each Warranty is separate and independent and not limited by reference to any other Warranty or any notice or waiver given by any party in connection with anything in this agreement.

7.7	Notification

Each party must promptly notify the other in writing of any breach of any Warranty given by it under this agreement.

Subscription Agreement	page 17

7.8	Indemnity

(a)
Subject to clauses 7.8(b) and 7.11, the Company indemnifies the Subscriber against all loss suffered or incurred by the Subscriber arising directly or indirectly from, or incurred in connection with, a breach of any of the Company Warranties.

(b)
The maximum liability of the Company for any claim in relation to a breach of the Company Warranties (including a claim under the indemnity in clause 7.8(a)) will not exceed in aggregate 100% of the Tranche Subscription Amount.

7.9	No extinguishment

(a)	The Warranties are not extinguished or affected by any investigation made by or on behalf of the Subscriber into the affairs of the Company or by any other event or matter unless:

(1)	the Subscriber has given a specific written waiver or release; or

(2)	the claim relates to a matter which is:

(A)	Fairly Disclosed in writing to the Subscriber by the Company before the date of this agreement;

(B)	contained in material on the Company’s ASX platform before the date of this agreement; or

(C)	otherwise within the actual knowledge of the Subscriber or an officer, director or employee of a Subscriber Entity.

(b)
For the purposes of this clause, ‘Fairly Disclosed’ means in relation to a fact, matter, circumstance or liability disclosed in writing to the Subscriber in such a way and in sufficient detail as to enable a reasonably prudent prospective investor in the Shares to identify the scope, substance and significance of the relevant fact, matter, circumstance or liability.

7.10	Exclusion of consequential liability

Neither party will be liable to the other party for any indirect and consequential loss or damage (including for loss of profit, loss of expected savings, opportunity costs, loss of business (including loss or reduction of goodwill), damage to reputation and loss or corruption of data regardless of whether any or all of these things are considered to be indirect or consequential or damage) in contract, tort (including negligence), under any statute or otherwise arising from or related in any way to this agreement or its subject matter.

Subscription Agreement	page 18

7.11	Waiver of claims

(a)
If the Subscriber becomes aware of any breach of a Company Warranty that gives rise to a right for the Subscriber to terminate this agreement under clause 8.1(d) and the Subscriber elects not to so terminate and instead proceeds to Tranche Completion, the Subscriber acknowledges and agrees that it shall have no right to purse any claim (and waives any such claim) in relation to the breach of the Company Warranty giving rise to the termination right, including a claim under the indemnity in clause 7.8(a).

(b)
If the Subscriber becomes aware of any breach of a Company Warranty given after the date of this document that gives rise to a right for the Subscriber to terminate this agreement under clause 8.1(d) and the Subscriber elects to terminate, the Subscriber acknowledges and agrees that it shall have no right to purse any claim (and waives any such claim) in relation to the breach of the Company Warranty giving rise to the termination right, including a claim under the indemnity in clause 7.8(a).

(c)	For the avoidance of doubt, clause 7.11(b) does not prejudice the Subscriber’s ability to make a claim against the Company under clause 10.2(c).

8	Termination

8.1	Termination by the Subscriber

The Subscriber may, without prejudice to any other remedy available to it, terminate this agreement at any time before Tranche Completion by notice in writing to the Company if:

(a)	an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the Company;

(b)	a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed over the whole or a substantial part of the undertaking or property of the Company;

(c)	a holder of an Encumbrance takes possession of the whole or any substantial part of the undertaking and property of the Company; or

(d)	any Company Warranty is, or becomes false, incorrect or misleading in a material respect and either:

(1)	the circumstance giving rise to that Company Warranty being false, incorrect or misleading in a material respect is not capable of remedy; or

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(2)
the circumstance giving rise to that Company Warranty false, incorrect or misleading in a material respect is capable of remedy and the Company does not rectify the circumstances by the Business Day before Tranche Completion, and the circumstance giving rise to that Company Warranty being false, incorrect or misleading in a material respect has had or is reasonably expected to have, a Material Adverse Effect.

8.2	Termination by the Company

The Company may terminate this agreement at any time before Tranche Completion by notice in writing to the Subscriber if:

(a)	an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the Subscriber;

(b)	a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed over the whole or a substantial part of the undertaking or property of the Subscriber; or

(c)	a holder of an Encumbrance takes possession of the whole or any substantial part of the undertaking and property of the Subscriber.

8.3	Effect of Termination

If this agreement is terminated under clause 2.7 or this clause 8:

(a)	each party retains the rights it has against the other in respect of any breach of this agreement occurring before termination; and

(b)
the rights and obligations of each party under each of the following clauses and schedules will continue independently from the other obligations of the parties and survive termination of this agreement:

(1)	clause 1.2 (Definitions and interpretation);

(2)	clause 8 (Termination);

(3)	clause 9 (Confidentiality and announcements);

(4)	clause 10 (Duties, costs and expenses);

(5)	clause 11 (GST); and

(6)	clauses 12 and 13 (Notices and General).

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8.4	No other right to terminate or rescind

No party may terminate or rescind this agreement (including on the grounds of any breach of Warranty or misrepresentation that occurs or becomes apparent before Tranche Completion) except as permitted under clause 2.7 or this clause 8.

9	Confidentiality and announcements

9.1	Amendment to Confidentiality Agreement

The Subscriber agrees to be bound by the Confidentiality Agreement mutatis mutandis as if it were the recipient party under the agreement (except that the purpose for the use of information is solely for the purpose of evaluating and monitoring the Subscriber’s investment in the Company (including the exercise of rights under the Relationship Agreement) and the parties will procure that the Confidentiality Agreement is amended prior to Tranche Completion to reflect this and to ensure that:

(a)	the end date for the standstill and no-approach obligations will be extended to 31 March 2026; and

(b)
nothing in the Confidentiality Agreement (including as amended by clause 9.1(a)) precludes the Subscriber or any RCF Entity (as defined in the Confidentiality Agreement) from (i) selling or otherwise disposing of any securities that are held in a Discloser party (as defined in the Confidentiality Agreement), including the Tranche Subscription Shares, or (ii) taking any action or step that is reasonably connected to such sale or disposal.

9.2	Confidentiality

Each party (recipient) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers), this agreement, other than to the extent that:

(a)
the information is in the public domain as at the date of this agreement (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient);

(b)
the recipient is required to disclose the information by applicable law, regulations of a Government Agency or the rules of any recognised stock exchange on which its shares or the shares of any of its related bodies corporate are listed;

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(c)
the disclosure is made by the recipient to its related bodies corporate, directors, officers, employees, agents, financiers or lawyers, accountants, investment bankers, consultants or other professional advisers (and in the case of the Subscriber, to its Subscriber Entities and the directors, officers, employees, agents, financiers or lawyers, accountants, investment bankers, consultants or other professional advisers of the Subscriber Entities) to the extent necessary to enable the recipient to properly perform its obligations under this agreement or the Merger Agreement, or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(d)	the disclosure is required for use in legal proceedings regarding this agreement; or

(e)	the party to whom the information relates has consented in writing before the disclosure.

9.3	Extent of obligation

Each recipient must ensure that its directors, officers, employees, agents, representatives, financiers, advisers and related bodies corporate comply in all respects with the recipient’s obligations under clause 9.1.

9.4	Announcements

(a)
Neither party may make or send a public announcement, communication or circular concerning the Tranche Subscription unless it has first provided the other party with a draft of the announcement, communication or circular and obtained the written consent of the other party, which consent is not to be unreasonably withheld, conditioned or delayed.

(b)	Clause 9.4(a) does not apply to a public announcement, communication or circular required by law or a regulation of a stock exchange, if the party required to make or send it has:

(1)	to the extent practicable, provided the other party with sufficient notice to enable it to seek a protective order or other remedy; and

(2)	provided all assistance and co-operation that the other party considers necessary (acting reasonably) to prevent or minimise that disclosure.

(c)
The Company will provide the Subscriber with a reasonable opportunity to review and provide comments on the draft Meeting Materials and the draft registration statement, and take any timely and reasonable comments made by the Subscriber into account in good faith, but only to the extent that such comments relate to information that is relevant to, or otherwise expressly names, the Subscriber or this agreement.

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10	Duty

10.1	Duties

The Subscriber must pay all Duty in respect of the execution, delivery and performance of this agreement and any agreement, transaction or document entered into or signed under this agreement.

10.2	Costs and expenses

(a)
Unless otherwise provided for in this agreement, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement.

(b)	Any action to be taken by the Subscriber or the Company in performing their obligations under this agreement must be taken at their own cost and expense unless otherwise provided in this agreement.

(c)	If Tranche Completion does not occur in circumstances where:

(1)	the Company has failed to perform its obligations under the Merger Agreement or this agreement; or

(2)
this agreement is terminated by the Subscriber other than as a consequence of (i) necessary regulatory or shareholder approvals not being obtained or (ii) another matter solely within the control of the Subscriber, in each case in circumstances where paragraph (1) above does not apply, the Company shall pay reasonable and documented fees and expenses incurred by the Subscriber in connection with this agreement up to a maximum of US$500,000.

11	GST

11.1	Definitions

Words used in this clause 11 that have a defined meaning in the GST Law, have the same meaning as in the GST Law unless the context indicates otherwise.

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11.2	GST

(a)	Unless expressly included, the consideration for any supply under or in connection with this agreement does not include GST.

(b)
To the extent that any supply made under or in connection with this agreement is a taxable supply (other than any supply made under another agreement that contains a specific provision dealing with GST), the recipient must pay, in addition to the consideration provided under this agreement for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.  The recipient must pay the additional amount at the same time as the consideration to which it is referable.

(c)	Whenever an adjustment event occurs in relation to any taxable supply to which clauses 11.2(a) and 11.2(b) applies:

(1)	the supplier must determine the amount of the GST component of the consideration payable; and

(2)	if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable.

11.3	Tax invoices

The supplier must issue a Tax Invoice to the recipient of a supply to which clause 11.2 applies no later than 7 days following payment of the GST inclusive consideration for that supply under that clause.

11.4	Reimbursements

If either party is entitled under this agreement to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this agreement, the reimbursement or indemnity payment must not include any GST component of the cost or expense to the extent that the cost or expense is the consideration for a creditable acquisition made by the party being reimbursed or indemnified, or by its representative member.

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12	Notices

12.1	How and where Notices may be sent

A notice or other communication under this agreement (Notice) must be in writing and delivered by hand or sent by pre-paid post or email to a party at the address or the email for that party below or as otherwise specified by a party by Notice:

Company	Sayona Mining Limited

Address	Level 28, 10 Eagle Street, Brisbane QLD 4000

Attention	Lucas Dow, Managing Director and CEO

Email	[****]

Subscriber	Resource Capital Fund VIII L.P.

Address	1400 Wewatta Street, Suite 850, Denver, Colorado, 80202, USA

Attention	General Counsel

Email	[****]

12.2	When Notices are taken to have been given and received

(a)	A Notice must be given by one of the methods set out in the table below.

(b)	A Notice is regarded as given and received at the time set out in the table below.

(c)
However, if this means the Notice would be regarded as given and received outside the period between 9.00am and 5.00pm (addressee’s time) on a Business Day (business hours period), then the Notice will instead be regarded as given and received at the start of the following business hours period.

Method of giving Notice	When Notice is regarded as given and received

By hand to the nominated address	When delivered to the nominated address

By pre-paid post to the nominated	At 9.00am (addressee’s time) on the second Business Day address after the date of posting

By email to the nominated email address	When the email (including any attachment) comes to the attention of the recipient party or a person acting on its behalf.

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13	General

13.1	Governing law and jurisdiction

(a)	This agreement is governed by the law in force in Queensland, Australia.

(b)
Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Queensland, Australia and courts of appeal from them in respect of any proceedings arising out of or in connection with this agreement.  Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

13.2	Invalidity and enforceability

(a)
If any provision of this agreement is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)
Clause 13.2(a) does not apply where enforcement of the provision of this agreement in accordance with clause 13.2(a) would materially affect the nature or effect of the parties’ obligations under this agreement.

13.3	Waiver

No party to this agreement may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

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The meanings of the terms used in this clause 13.3 are set out below.

Term	Meaning

conduct	includes delay in the exercise of a right.

right	any right arising under or in connection with this agreement and includes the right to rely on this clause.

waiver	includes an election between rights and remedies, and conduct that might otherwise give rise to an estoppel.

13.4	Variation

A variation of any term of this agreement must be in writing and signed by the parties.

13.5	Assignment of rights

(a)	Rights arising out of or under this agreement are not assignable by a party without the prior written consent of the other party.

(b)	A breach of clause 13.5(a) by a party entitles the other party to terminate this agreement.

(c)	Clause 13.5(b) does not affect the construction of any other part of this agreement.

13.6	Further action to be taken at each party’s own expense

Each party must, at its own expense, do all things and execute all documents necessary to give full effect to this agreement and the transactions contemplated by it.

13.7	Entire agreement

This agreement states all the express terms of the agreement between the parties in respect of its subject matter.  It supersedes all prior discussions, negotiations, understandings, arrangements and agreements, express or implied in respect of its subject matter.

13.8	No merger

The Warranties, undertakings and indemnities in this agreement will not merge on Tranche Completion.

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13.9	No reliance

Neither party has relied on any statement by the other party not expressly included in this agreement.

13.10	Counterparts

(a)	This agreement may be executed in any number of counterparts. All counterparts, taken together, constitute one instrument.

(b)	Subject to applicable law, a counterpart may be signed electronically and may be in hard copy or electronic form.

13.11	Relationship of the parties

(a)	Nothing in this agreement gives a party authority to bind any other party in any way.

(b)	Nothing in this agreement imposes any fiduciary duties on a party in relation to any other party.

13.12	Exercise of discretions

(a)
Unless expressly required by the terms of this agreement, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this agreement.

(b)
A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this agreement.  Any conditions must be complied with by the party relying on the consent, approval or waiver.

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Schedules

Table of Contents

Company Warranties	30

Subscriber Warranties	34

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Schedule 1

Company Warranties

The Company warrants that:

(a)	(Registration) it is a corporation registered (or taken to be registered) and validly existing under the Corporations Act.

(b)	(Incorporation) if it is a corporation, it is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

(c)	(Power and capacity) it has full power and capacity to enter into and perform its obligations under this agreement.

(d)
(Corporate authorisations) all necessary authorisations for the execution, delivery and performance by the Company of this agreement in accordance with its terms have been obtained or will be obtained prior to Tranche Completion.

(e)	(No legal impediment) the execution, delivery and performance of this agreement:

(1)	complies with its constitution or other constituent documents (as applicable); and

(2)
does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement.

(f)	(Solvency):

(1)	it has not gone, or proposed to go, into liquidation;

(2)	it has not passed a winding-up resolution or commenced steps for winding-up or dissolution;

(3)	it has not received a deregistration notice under section 601AB of the Corporations Act or applied for deregistration under section 601AA of the Corporations Act;

(4)
it has not been presented or threatened with a petition or other process for winding-up or dissolution and, so far as the Company is aware, there are no circumstances justifying a petition or other process;

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(5)
no receiver, receiver and manager, judicial manager, liquidator, administrator, official manager has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the Company, and, so far as the Company is aware, there are no circumstances justifying such an appointment; and

(6)	it has not entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment of the benefit of its creditors or class of them.

(g)	(Official list)

(1)	it has been admitted to and is listed on the Official List;

(2)	it has not been removed from the Official List and no removal from the Official List has been threatened by the ASX; and

(3)	the Shares are quoted on the ASX and have not been suspended from quotation and no suspension has been threatened by the ASX.

(h)
(Allotment of securities) the Company has full power and authority to allot and issue shares in the capital of the Company and subject to the satisfaction of the conditions precedent in clause 2.1 in respect of the Tranche Subscription Shares, as at the date of Tranche Completion, will have obtained all approvals and consents necessary to allot and issue the Tranche Subscription Shares.

(i)
(Ownership interest) the issue of the Tranche Subscription Shares to the Subscriber will not result in the Subscriber holding an interest of more than 9.9% of all issued Shares (provided that the Subscriber does not hold or acquire any Shares other than the Tranche Subscription Shares or Shares issued to the Subscriber under the Merger as a result of the Subscriber holding shares in Piedmont).

(j)
(No restriction on issue) subject to satisfaction of the conditions precedent in clause 2.1 in respect of the Tranche Subscription Shares, there is no restriction on the issue of Tranche Subscription Shares to the Subscriber.

(k)
(No restriction on sale) following compliance by the Company with clause 4.4(b), an offer of the Subscription Shares for sale or transfer (or an assignment of a right in respect of an interest in the Subscription Shares) after Tranche Completion may be made without a disclosure document.

(l)	(Capitalisation) as at the date of this agreement, the Company has on issue:

(1)	10,293,296,014 Shares; and

(2)	2,234,482 options,

and the Company has no other securities on issue.

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(m)
(No breach) the offer, issue and quotation of the Tranche Subscription Shares to the Subscriber complies with the Corporations Act, the ASX Listing Rules and all other obligations and agreements binding on the Company and its members.

(n)	(Disclosure and information)

(1)
the Company is in compliance with its periodic and continuous disclosure obligations under the ASX Listing Rules and the Corporations Act and as at the date of this agreement no information is being excluded from disclosure under ASX Listing Rule 3.1A, other than in respect of the Merger, the placements to be announced with the Merger, and the subject matter of this agreement, which will be included in an ASX announcement immediately following execution of this agreement;

(2)	as at the date of this agreement, the Company has:

(A)
prepared in good faith, the written information and documents made available to the Subscriber and its advisers in the electronic data room maintained by the Company and all written answers or written confirmations provided to the Company in response to requests for information (the Disclosed Information); and

(B)	not intentionally withheld any information from the Disclosed Information.

(o)	(Compliance of the Company)

(1)
to the best of its knowledge and belief, the Company and its related bodies corporate have conducted their business in compliance with all applicable laws and with all required authorisations, in each case in all material respects;

(2)	the Company holds all necessary material authorisations, licences and third party consents required for the conduct of its business as it is carried on at the date of this agreement;

(3)
the Company has not received any written notice that any material authorisations, licences or third party consents required for the conduct of its business will be terminated, suspended, modified or, if applicable, will not be renewed; and

(4)
to the best of the Company’s knowledge and belief, there are no circumstances under the Merger which may result in the breach, revocation or variation in any material respect of any licence, tenement, consent, registration, permission, authorisation and permit held by the Company, or which would hinder or prevent its renewal.

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(p)	(Litigation)

(1)
the Company is not the subject of or involved in, and to the best of its knowledge and belief, there are no facts or circumstances that may give rise to any material proceedings before or investigations by any Government Agency, and no such proceeding or investigation is pending, threatened or anticipated; and

(2)
the Company is not a claimant or defendant in, or otherwise party to, any material litigation, arbitration or mediation proceedings, or other dispute resolution process and, as far as the Company is aware, there are no facts or circumstances that are reasonably likely to give rise to such proceedings or claims.

(q)
(Tax) all taxes which the Company is liable to pay or is required to withhold from any payment made to another person, which are due and payable, have been paid to the appropriate authorities by the due date for payment.

(r)	(U.S. Securities Act):

(1)	the Company is a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act; and

(2)
subject to the accuracy of the Subscriber’s representations and warranties and compliance with its obligations in this agreement that relate to U.S. securities laws, it is not necessary in connection with the initial offer, sale and delivery of the Subscription Shares by the Company to the Subscriber to register the Subscription Shares under the U.S. Securities Act, it being understood that the Company makes no representation or warranty about any subsequent resale of the Subscription Shares.

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Schedule 2

Subscriber Warranties

The Subscriber warrants in respect of itself that:

(a)	(Power and capacity) it has full power and capacity to enter into and perform its obligations under this agreement.

(b)
(Corporate authorisations) all necessary authorisations for the execution, delivery and performance by the Subscriber of this agreement in accordance with its terms have been obtained or will be obtained prior to Tranche Completion.

(c)	(No legal impediment) the execution, delivery and performance of this agreement:

(1)	complies with its constitution or other constituent documents (as applicable); and

(2)
does not constitute a breach of any law or obligation, or cause or result in a default under any agreement, or Encumbrance, by which it is bound and which would prevent it from entering into and performing its obligations under this agreement.

(d)	(Investor): it is a:

(1)
sophisticated investor within the meaning of section 708(8) of the Corporations Act or an experienced investor meeting the criteria in section 708(10) of the Corporations Act or a “professional investor” within the meaning of section 708(11) of the Corporations Act; or

(2)
a person to whom the offer of Shares can lawfully be made and the Subscription Shares can lawfully be issued under all applicable laws and regulations in the jurisdiction in which it is situated without the need for any approval, registration, filing or lodgement of any kind (including with or by a government organisation), including a prospectus or other disclosure document.

(e)	(Solvency):

(1)	it has not gone, or proposed to go, into liquidation;

(2)	it has not passed a winding-up resolution or commenced steps for winding-up or dissolution;

(3)	it has not received a deregistration notice under section 601AB of the Corporations Act or applied for deregistration under section 601AA of the Corporations Act;

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(4)
it has not been presented or threatened with a petition or other process for winding-up or dissolution and, so far as the Subscriber is aware, there are no circumstances justifying a petition or other process;

(5)
no receiver, receiver and manager, judicial manager, liquidator, administrator, official manager has been appointed, or is threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the Subscriber, and, so far as the Subscriber is aware, there are no circumstances justifying such an appointment; and

(6)	it has not entered into, or taken steps or proposed to enter into, any arrangement, compromise or composition with or assignment of the benefit of its creditors or class of them.

(f)	(U.S. Securities Act)

(1)	it is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act;

(2)	it is purchasing the Subscription Shares for its own account and not with a view to any distribution thereof;

(3)
it is not subscribing for Subscription Shares as a result of any “directed selling efforts” within the meaning of Rule 902(c) of Regulation S under the U.S. Securities Act or “general solicitation or general advertising” within the meaning of Rule 502(c) under the U.S. Securities Act;

(4)
it understands that the offer and sale of the Subscription Shares have not been registered under the U.S. Securities Act and or the securities laws of any state or other jurisdiction of the United States, and the Subscription Shares may not be offered, sold, pledged or otherwise transferred without registration under the U.S. Securities Act (which it acknowledges the Company has no obligation to do or procure) unless the Subscription Shares are offered, sold, pledged, transferred or otherwise disposed of in a transaction exempt from, or not subject to, the registration requirements of the U.S. Securities Act and the securities laws of any state or other jurisdiction in the United States of America; or

(5)
it is knowledgeable in relation to the business of the Company and capable of evaluating the merits and risks of an investment in the Subscription Shares, including income tax consequences of acquiring and disposing of the Subscription Shares.

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Signing page

Executed as an agreement

Company

Signed by
Sayona Mining Limited
by

sign here ►	/s/ Dylan Roberts	sign here ►	/s/ Lucas Dow
	Company Secretary/Director		Director

print name	Dylan Roberts	print name	Lucas Dow

EXECUTED by RESOURCE CAPITAL	)
FUND VIII L.P.	)
)
By: Resource Capital Associates VIII	)
L.P., General Partner	)
)
By: RCFM GP L.L.C., General Partner	)
	)	/s/ Mason Hills
By:
Mason G Hills (Group General Counsel)

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